 At a Special Meeting of Shareholders held on September 10, 2009, the shareholders of the EQ/Common Stock Index II Portfolio approved the Plan of Reorganization and Termination pursuant to which, the Portfolio was merged into the EQ/Common Stock Index Portfolio at the close of business on September 18, 2009.  The results of the shareholder vote are as follows:

For Against Authority Withheld
5,065,473 218,017 370,864

 At a Special Meeting of Shareholders held on September 10, 2009, the shareholders of the EQ/Small Company Index II Portfolio approved the Plan of Reorganization and Termination pursuant to which, the Portfolio was merged into the EQ/Small Company Index Portfolio at the close of business on September 18, 2009.  The results of the shareholder vote are as follows:

For Against Authority Withheld
8,437,711 352,297 910,123

 At a Special Meeting of Shareholders held on August 26, 2009, the shareholders of the EQ/Ariel Appreciation II Portfolio approved the Plan of Reorganization and Termination pursuant to which, the Portfolio was merged into the EQ/Mid Cap Value PLUS Portfolio at the close of business on September 11,, 2009.  The results of the shareholder vote are as follows:

For Against Authority Withheld
6,998,906 249,077 694,973

 At a Special Meeting of Shareholders held on August 26, 2009, the shareholders of the EQ/Lord Abbett Mid Cap Value Portfolio approved the Plan of Reorganization and Termination pursuant to which, the Portfolio was merged into the EQ/Mid Cap Value PLUS Portfolio at the close of business on September 11, 2009.  The results of the shareholder vote are as follows:

For Against Authority Withheld
32,925,858 1,132,549 2,397,752

 On August 26, 2009, the shareholders of the EQ/Van Kampen Real Estate Portfolio approved the Plan of Reorganization and Termination pursuant to which, the Portfolio was merged into the EQ/Mid Cap Value PLUS Portfolio at the close of business on September 11, 2009.  The results of the shareholder vote are as follows:

For Against Authority Withheld
86,743,682 4,789,526 5,750,090

 At a Special Meeting of Shareholders held on August 26, 2009, the shareholders of the EQ/Short Duration Bond Portfolio approved the Plan of Reorganization and Termination pursuant to which, the Portfolio was merged into the EQ/PIMCO Ultra Short Bond Portfolio at the close of business on September 11, 2009.  The results of the shareholder vote are as follows:

For Against Authority Withheld
21,183,100 984,843 1,394,284

 At a Special Meeting of Shareholders held on August 26, 2009, the shareholders of the EQ/Bond Index Portfolio approved the Plan of Reorganization and Termination pursuant to which, the Portfolio was merged into the EQ/Core Bond Index Portfolio at the close of business on September 25, 2009.  The results of the shareholder vote are as follows:

For Against Authority Withheld
6,195,018 36,547 63,286

 At a Special Meeting of Shareholders held on August 26, 2009, the shareholders of the EQ/Long Term Bond Portfolio approved the Plan of Reorganization and Termination pursuant to which, the Portfolio was merged into the EQ/Core Bond Index Portfolio at the close of business on September 25, 2009.  The results of the shareholder vote are as follows:

For Against Authority Withheld
15,924,177 603,225 935,828

 At a Special Meeting of Shareholders held on August 26, 2009, the shareholders of the EQ/Caywood-Scholl High Yield Bond Portfolio approved the Plan of Reorganization and Termination pursuant to which, the Portfolio was merged into the EQ/Quality Bond PLUS Portfolio at the close of business on September 18, 2009.  The results of the shareholder vote are as follows:

For Against Authority Withheld
67,031,745 5,464,005 4,376,844

 At a Special Meeting of Shareholders held on August 26, 2009, the shareholders of the EQ/Government Securities Portfolio approved the Plan of Reorganization and Termination pursuant to which, the Portfolio was merged into the EQ/Intermediate Government Bond Index Portfolio at the close of business on September 25, 2009.  The results of the shareholder vote are as follows:

For Against Authority Withheld
4,699,470 151,084 240,474

 At a Special Meeting of Shareholders held on August 26, 2009, the shareholders of the EQ/AXA Rosenberg Value Long/Short Equity Portfolio approved the Plan of Asset/Stock Exchange providing for the sale of all of the assets of the Portfolio to the EQ/PIMCO Ultra Short Bond Portfolio at the close of business on September 11, 2009.  The results of the shareholder vote are as follows:

For Against Authority Withheld
14,357,770 1,317,151 1,039,310